UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 8, 2024, Reed’s, Inc., a Delaware corporation (“Reed’s” or the “Company”), closed on approximately $3.8 million in aggregate gross proceeds from Simple Agreements for Future Equity (“SAFE”) investments with significant stockholders of the Company, D&D Source of Life Holding LTD (“D&D”) and Union Square Park Partners LLP. The SAFE investments convert into the next equity financing of Reed’s on the same terms and conditions as investors in Reed’s next equity financing. The SAFE proceeds are intended by Reed’s to serve as a backstop to a planned public offering by Reed’s of subscription rights to its existing stockholders of record for aggregate gross proceeds of up to $6 million (including SAFE proceeds). Subscription rights of each SAFE investor will be considered exercised to the extent the SAFE proceeds cover the aggregate exercise price of such rights. The record date of the proposed rights offering has not yet been set.

As part of its SAFE investment, D&D was given the right to designate a second independent director nominee to the board of directors of Reed’s and the Company agreed to limit the size of its board of directors to nine for so long as D&D owns 25% or more of the equity securities of the Company.

On February 12, 2024, Reed’s entered into a Limited Waiver, Deferral, and Amendment and Restatement Agreement (“Waiver and Amendment”) with each holder of its 10% Secured Convertible Notes (the “Notes”) and Wilmington Savings Fund Society, FSB, holder representative and collateral agent. Capitalized terms not defined herein have the meanings ascribed to them in the Waiver and Amendment.

Subject to certain terms and conditions set forth in the Waiver and Amendment, the holders agreed to temporarily waiver certain existing events of default under the Notes. Further, subject to certain additional terms and conditions set forth in the Waiver and Amendment, the holders agreed (i) that certain of the temporary waivers shall become permanent, (ii) to waive monthly Amortization Payments from December 1, 2023 through March 31, 2024 and (iii) to amend and restate the Notes to provide, among other things, the following:

●	A portion of the outstanding accrued fees under the Option Notes will be satisfied through payment of $132,430 in cash and the issuance of common stock (up to the beneficial ownership limitation applicable to each holder) at a value per share equal to the lesser of $1.50 or the per share price of securities issued in the rights offering. The remaining balance of any outstanding accrued fees under the notes will be satisfied by increasing the principal amount of the Amended and Restated Option Notes.
●	The conversion price of the Amended and Restated Option Notes will be reset to be 120% of the arithmetic average of the Daily VWAP for the five (5) VWAP Trading Days beginning on, and including, the VWAP Trading Day immediately following the consummation of the proposed rights offering (or any other equity offering undertaken for purposes of satisfying the terms and conditions of the Waiver and Amendment).
●	The Maturity Date of the Amended and Restated Option Notes shall be extended to that date that is one year from the date of execution of the Amended and Restated Option Notes (“Effective Date”).
●	The Amended and Restated Option Notes shall bear interest monthly in arrears at a rate of 10% per annum, with 5% per annum payable in cash and 5% per annum payable “in kind” by adding such accrued and unpaid interest to the unpaid Principal Amount.
●	The Company shall have the right at any time prior to the date that is the 180th day from the Effective Date to prepay the Amended and Restated Option Notes, in whole or in part, at a price equal to 102% of the Principal Amount plus all accrued and unpaid interest thereon to the date of prepayment.
●	The conversion price of the Amended and Restated Original Notes will be reset to be a premium to the price at which securities are sold in the proposed rights offering (or any other equity offering undertaken for purposes of satisfying the terms and conditions of the Waiver and Amendment), with the premium set based on the aggregate gross proceeds realized by the Company in the offering and the conversion price subject to a cap of $7.50 per share.

The foregoing descriptions of the SAFE agreements and the Waiver and Amendment do not purport to be complete and are qualified by reference to the full text of such agreements, which are filed as exhibits 10.1, 10.2 10.3 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above related to the private placement of the SAFE investments are incorporated by reference into this Item 3.02. The SAFE has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and instead was offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act on the basis that there was no public offering.

Item 8.01 Other Information.

On February 12, 2024, the Company issued a press release announcing the SAFE investment and the Waiver and Amendment. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1and is being furnished, not filed.

Item 9.01. Financial Statements and Exhibits.

(d) The following items are filed as exhibits to the Current Report on Form 8-K with the exception of exhibit 99.1 which is furnished, not filed.

Exhibit No.	Description
10.1	Simple Agreement for Future Equity by and between Reed’s, Inc. and D&D Source of Life Holdings Ltd. dated February 8, 2024

10.2	Simple Agreement for Future Equity by and between Reed’s, Inc. and Union Square Park dated February 8, 2024

10.3

Limited Waiver, Deferral, and Amendment and Restatement Agreement by and between Reed’s, Inc. and each holder and Wilmington Savings Fund Society, FSB, holder representative and collateral agent dated February 12, 2024

99.1	Press Release of Reed’s Inc. dated February 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Statements in this Current Report on Form 8-K are not intended to and do not constitute an offer to sell or the solicitation of an offer to sell or buy any securities of the Company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities shall be made except by means of a prospectus in accordance with the requirements of Section 10 of the Securities Act of 1933, as amended or an exemption therefrom.

Statements in this Current Report on Form 8-K contain “forward-looking statements”, including statements regarding the proposed public rights offering and the satisfaction of the terms and conditions of the Waiver and Amendment. Forward-looking statements can generally be identified by the use of words such as “shall,” “will,” “estimate,” “expect,” “intend,” “may,” and “plan,” and similar expressions, or they may use future dates.. There can be no assurances that the Company will successfully complete a rights offering for an aggregate of $6 million or satisfy all of the terms and conditions pursuant to the Waiver and Amendment required to amend and restate the Notes. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include, among other things: risks and uncertainties associated with market conditions; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K filed on May 15, 2023 and its Quarterly Reports on Form 10Q, filed on June 1, 2023, August 10, 2023 and November 9, 2023, which are available on the Securities and Exchange Commission’s web site at www.sec.gov. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: February 13, 2024	By:	/s/ Norman E. Snyder, Jr.
Norman E. Snyder, Jr.,
Chief Executive Officer